UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 10, 2007
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments
     As part of its corporate goal to enhance its “one company” identity and to reflect more accurately its positioning in the marketplace, The Lubrizol Corporation (the “Company”) completed a corporate identity review in the fourth quarter of 2006. Senior management of the Company made a final determination on January 10, 2007 that the trade name “Noveon” no longer would be used to describe the specialty chemical business segment of the Company and that its use would be discontinued except in connection with the consumer specialties product line. The Company acquired the rights to the Noveon trade name in June 2004 when it acquired Noveon International, Inc. At the time of the acquisition, an appraised value was attached to the “Noveon” trade name. The Company has calculated a pretax impairment charge of $41.2 million to reflect appropriately the related asset at its estimated fair value. This charge was recorded as of December 31, 2006 as the Company believed at that time it would more likely than not discontinue the use of the “Noveon” trade name, except in the limited context of its consumer specialties product line.
     The Company does not expect that the discontinuation of the “Noveon” trade name will result in material future cash expenditures.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date: January 17, 2007
	By:	/s/ Leslie M. Reynolds

Name: Leslie M. Reynolds Title: Corporate Secretary and Counsel